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                                                                    EXHIBIT 3.51

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 09:23 AM 07/24/2003
                                                    FILED 08:23 AM 07/24/2003
                                                   SRV 030483472 - 3125841 FILE

              Certificate of Amendment to Certificate of Formation

                                       of

                            DELTA ENERGY CENTER, LLC

                  It is hereby certified that:

         1. THE NAME OF THE LIMITED LIABILITY COMPANY (HEREINAFTER CALLED THE
                            "LIMITED LIABILITY COMPANY") IS

                            DELTA ENERGY CENTER, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

                  "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808."

Executed on July 23, 2003

                                        /s/ Lisa M. Bodensteiner
                                        ---------------------------------------
                                        Lisa M. Bodensteiner, Authorized Person